Proxy Information-Unaudited

At a special meeting of shareholders of the Lebenthal
Funds Inc.the Fund held on May 20 2004 such shareholders voted on the following proposals

Proposal 1. To approve the new Management Contracts between the Fund on behalf of each of the Portfolios and Boston Advisors Inc the Manager.
The number of shares voted are as follows:

Shares Voted
For
Against
Withheld
Lebenthal New York Municipal
Bond Fund
21600283
254354
508085
Lebnthal New Jersey
Municipal Bond Fund
1972531
44289
53117
Lebenthal Taxable
Municipal Bond Fund
1535618
19691
35655


Proposal 2. To elect five directors of the Fund each to hold office until their successors are duly elected and qualified.
The number of shares voted are as follows

Lebenthal New York
Municipal Bond Fund
Shares Voted
For
Against
Penny Zuckerwise
22029857
332865
Victor Chang
22029727
332995
Mone Anathan III
22028465
334257
Allen G. Botwinick
22029857
332865
Ezekiel Russell Peach Jr.
22022303
340419
Lebenthal New Jersey
Municipal Bond Fund
shares voted
For
Against
Penny Zuckerwise
2056413
13524
Victor Chang
2056413
13524
Mone Anathan III
2056413
13524
Allen G. Botwinick
2056413
13524
Ezekiel Russell Peach Jr.
2056413
13524
Lebenthal Taxable
Municipal Bond Fund
Shares Voted
For
Against
Penny Zuckerwise
1569410
21554
Victor Chang
1,569,410
21554
Mone Anathan III
1563311
27653
Allen G. Botwinick
1569410
21554
Ezekiel Russell Peach Jr.
1569410
21554
 Alexandra Lebenthal Michael J Vogelzang
 and Ronald Maggiacomo continue to hold office for an indefinite term until the date he or she resigns or until their successors are duly elected and qualified.